Exhibit 99.1

News Release	News Release

MAGNUM HUNTER RESOURCES ANNOUNCES

PARTIAL MONETIZATION OF MIDSTREAM SUBSIDIARY

$100 Million Initial Investment

$200 Million Funding Commitment

Transaction Value of $400 Million

FOR IMMEDIATE RELEASE – Houston – (Market Wire) – March 21, 2012 – Magnum Hunter Resources Corporation (NYSE: MHR, NYSE Amex: MHR-PrC and MHR-PrD) (“Magnum Hunter”or the “Company”) announced today a definitive agreement for the placement of $100 million of convertible preferred units (“Preferred Units”) in its subsidiary, Eureka Hunter Holdings, LLC (“Eureka Hunter”), to an affiliate of ArcLight Capital Partners, LLC (“ArcLight”). Eureka Hunter is the holding company for Magnum Hunter’s midstream operation, including the Eureka Hunter Pipeline located in West Virginia and Ohio. ArcLight, based in Boston, Massachusetts, will also have the right to invest up to an additional $100 million of Preferred Units, based certain terms and conditions which includes the ultimate approval of Eureka Hunter, bringing the total potential investment to $200 million.

The initial investment of $100 million will give ArcLight an approximate 28% ownership interest in Eureka Hunter, establishing Eureka Hunter at an enterprise valuation of approximately $400 million. Of the initial $100 million investment, approximately $60 million will be distributed to the parent, Magnum Hunter, and the remaining $40 million will be used to fund a pending acquisition. Additional investments will be used to (i) develop Eureka Hunter’s gathering system network currently located in West Virginia; (ii) develop the Company’s expansion plans into the Utica Shale in Ohio; and (iii) fund other accretive midstream growth projects and/or acquisitions.

The Preferred Units are entitled to receive an annual dividend distribution of 8%, payable quarterly. A significant portion of the annual dividend distribution may be paid in additional Preferred Units in lieu of cash, at the option of Eureka Hunter. Eureka Hunter will have the right to convert the preferred units into common units of Eureka Hunter upon the consummation of an initial public offering of Eureka Hunter or subsequent to the fifth anniversary of ArcLight’s initial investment, subject to minimum internal rates of return objectives.

Management Comments

Mr. Ronald D. Ormand, Executive Vice President and Chief Financial Officer of Magnum Hunter Resources, commented, “We are very pleased to announce the initial investment by ArcLight in Eureka Hunter. This investment provides a clear valuation of our midstream business that management has been seeking for some time. In addition, the capital commitment from a well funded and experienced capital provider like ArcLight will allow Eureka Hunter to more quickly expand our footprint in West Virginia, begin to develop our gathering system in the Utica Shale in Ohio, and accelerate our ability to complete an IPO of Eureka Hunter without any additional required funding from Magnum Hunter. In addition, the initial distribution will immediately increase Magnum Hunter’s liquidity by $60 million, which enhances the Company’s resources for our upstream capital expenditure program.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com

ArcLight Comments

"ArcLight is pleased to partner with Magnum Hunter who has a proven track record of successful development and execution of its business strategy. Our investment will accelerate the continued development of Eureka’s existing footprint in the liquids rich window of the Marcellus Shale and provide capital for Eureka’s expansion into the Utica Shale as well as for additional growth opportunities,” said Daniel Revers, Managing Partner & Co-Founder of ArcLight.

About ArcLight

ArcLight is one of the world's leading energy investment firms, having invested over $9 billion of capital since its inception over a decade ago. ArcLight has successfully sourced, managed and realized investments through multiple energy industry cycles. The Firm’s investment team has extensive energy expertise, investing experience, industry relationships, and specialized asset level value creation capabilities. ArcLight is headquartered in Boston, Massachusetts with offices in New York, Barcelona and Luxembourg. More information about ArcLight can be found at http://www.arclightcapital.com.

Advisors

Citigroup acted as exclusive financial advisor to Magnum Hunter. BMO Capital Markets acted as exclusive financial advisor to ArcLight.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

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These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the SEC, on February 29, 2012. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	Gabe Scott Assistant Vice President - Corporate Development and Assistant Treasurer ir@magnumhunterresources.com (832) 203-4539